UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2021

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this item is included under the heading “Use of Proceeds” in Item 2.03 below and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Senior Notes Issued by UGI International, LLC

On December 7, 2021, UGI International, LLC (“International”), a wholly owned subsidiary of UGI Corporation (the “Company”), issued €400.0 million aggregate principal amount of its 2.50% senior notes due 2029 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of December 7, 2021, among International, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent (the “Indenture”). The Notes will pay cash interest semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2022. The Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event Repurchase Right

At any time prior to December 1, 2024, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at International’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning December 1, 2024, International may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that declines (from 1.250% to 0.000%) depending on the year of redemption.

In addition, at any time prior to December 1, 2024, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 102.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of one or more equity offerings by International or any direct or indirect parent of International (including the Company).

International or a third party has the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control triggering event, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control triggering event. The holders of the Notes will also have the right to require International to repurchase the Notes upon the occurrence of a change of control triggering event at an offer price equal to 101.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are International’s and the guarantors’ senior unsecured obligations. The Notes are guaranteed by all of International’s restricted subsidiaries that are borrowers under or that guarantee International’s obligations under the unsecured multicurrency facilities agreement (as amended, restated or supplemented, the “Credit Agreement”), dated as of October 18, 2018 (effective October 25, 2018), among International, as borrower, UGI France SAS, Flaga GmbH, Antargaz SAS, and Avanti Gas Limited, Natixis, as agent, mandated lead arranger, bookrunner and coordinator and the other lenders from time to time party thereto. The note guarantees will be the senior unsecured obligations of each such guarantor. Under certain circumstances, the guarantors may be released from their note guarantees without consent of the holders of Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of International’s and the guarantors’ existing and future senior indebtedness, including borrowings under the Credit Agreement, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to International’s and the guarantors’ existing and future secured indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of International’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit International’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (x) amalgamate, merge, divide, consolidate or sell all or substantially all of its assets. The indenture also contains customary events of default.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

International used the net proceeds of the issuance of the Notes to redeem all of its outstanding 3.25% Senior Unsecured Notes due 2025 and to pay fees and expenses in connection with the Offering, and the remainder will be used for general corporate purposes and/or be distributed to the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith:

4.1
Indenture, dated as of December 7, 2021, by and among International, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent (including the form of Note).

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

December 9, 2021	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Assistant Secretary